THIS FIRST SUPPLEMENTAL TRUST DEED is made the 16th day of December, 1998
BETWEEN

(1) COUNTRYWIDE HOME LOANS, INC., a company incorporated with limited liability in the State of New York, whose principal office is at 4500 Park Granada, Calabasas, California 91302, United States of America (the "Issuer");

(2) COUNTRYWIDE CREDIT INDUSTRIES, INC., a company incorporated with limited liability in the State of Delaware, whose principal office is at 4500 Park Granada aforesaid (the "Guarantor"); and

(3) BANKERS TRUSTEE COMPANY LIMITED, a company incorporated with limited liability in England and Wales, whose registered office is at 1 Appold Street, Broadgate, London EC2A 2HE, England (the "Trustee", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders.

WHEREAS:

(A) This First Supplemental Trust Deed is supplemental to the Trust Deed dated 1st May, 1998 (hereinafter called the "Principal Trust Deed") made between the Issuer, the Guarantor and the Trustee relating to the U.S.$2,000,000,000 Euro Medium Term Note Programme established by the Issuer.

(B) On 16th December, 1998 the Issuer published modified and updated Listing Particulars relating to the Programme pursuant to which, inter alia, the amount of the Programme was increased from U.S.$2,000,000,000 to U.S.$4,000,000,000.

(C) By virtue of Clause 19(B) of the Principal Trust Deed the Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the Issuer in making any modification to these presents which in the opinion of the Trustee is not materially prejudicial to the interests of the Noteholders.

(D) The Issuer has requested the Trustee to concur in making modifications to the Principal Trust Deed to reflect the relevant modifications to the Listing Particulars referred to in Recital (B) above.

(E) The Trustee, being of the opinion that the modifications referred to in Recital (D) above are not materially prejudicial to the interests of the Noteholders, has concurred with the Issuer in making such modifications and has agreed that notice of such modifications need not be given to the Noteholders.

NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSETH AND IT IS HEREBY DECLARED as follows:

1. Subject as hereinafter provided and unless there is something in the subject matter or context inconsistent therewith, all words and expressions defined in the Principal Trust Deed shall have the same meanings in this First Supplemental Trust Deed.

2. The provisions of the Principal Trust Deed are hereby modified as follows:

         (i) by the deletion therefrom of all references to "U.S.$2,000,000,000" and the substitution therefor of references to"U.S.$4,000,000,000"; and

         (ii) by the deletion therefrom of all references to the address "Swiss Bank Corporation, Paradeplatz 6, CH-8010 Zurich" and the substitution therefor of "UBS AG, Bahnhofstrasse 45, CH-8098 Zurich".

3. The provisions of the Principal Trust Deed are hereby modified in relation only to all Notes issued on or after the date hereof other than any such Notes issued so as to be consolidated and form a single Series with any Notes issued prior to the date hereof as follows:

         (i) by the deletion of the definition of "Cedel Bank" in Clause 1(A) thereof and the substitution therefor of ""Cedelbank" means Cedelbank which is a limited liability company (a societe anonyme) organised under Luxembourg law;";

         (ii) by the deletion of the words "Cedel Bank" wherever they occur therein and the substitution therefor of the word "Cedelbank";

         (iii) by the deletion from the definition of "Dealers" in Clause 1(A) thereof of "Barclays de Zoete Wedd Limited" and the substitution therefor of "Barclays Bank PLC" and by the deletion therefrom of "Banque" where such word appears immediately before "Paribas";

         (iv) by the insertion in Clause 3(D) thereof immediately after the words "and of all rights thereunder" of the words "as the absolute owner thereof"; and

         (v) by the deletion of the Terms and Conditions of the Notes set out in Schedule 1 thereto and the substitution therefor of the Terms and Conditions of the Notes set out in the Schedule hereto.

4. The Principal Trust Deed and this First Supplemental Trust Deed shall henceforth be read and construed together as one Trust Deed.

5. A memorandum of this First Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Principal Trust Deed and by the Issuer on the duplicate of the Principal Trust Deed.

6. This First Supplemental Trust Deed may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same First Supplemental Trust Deed and any party may enter into this First Supplemental Trust Deed by executing a counterpart.

IN WITNESS whereof this First Supplemental Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date first stated on Page 1 above.

EXECUTED as a deed by                                )
COUNTRYWIDE HOME LOANS, INC.                         )
by JENNIFER SANDEFUR                                 )
acting under the authority of that                   )        JENNIFER SANDEFUR
company in the presence of:                          )


Witness's Signature:       JANET HARRIGAN

Name: JANET HARRIGAN

Address:      4500 PARK GRANADA
                   CALABASAS, CA 91302
Occupation: EXECUTIVE SECRETARY



EXECUTED as a deed by                                )
COUNTRYWIDE CREDIT INDUSTRIES,                       )
INC. acting by THOMAS K. McLAUGHLIN                  )
acting under the authority of that                   )
company in the presence of:                          )     THOMAS K. McLAUGHLIN


Witness's Signature:       JANET HARRIGAN

Name: JANET HARRIGAN

Address:      4500 PARK GRANADA
                   CALABASAS, CA 91302
Occupation: EXECUTIVE SECRETARY



THE COMMON SEAL of BANKERS                           )
TRUSTEE COMPANY LIMITED                              )
was affixed to this deed in                          )
the presence of:                                     )
SEAL



                                    Director
                                    MARK JONES

                                    Associate Director
                                              A. GILLESPIE

                            DATED 16TH DECEMBER, 1998



                          COUNTRYWIDE HOME LOANS, INC.


                                     - and -


                       COUNTRYWIDE CREDIT INDUSTRIES, INC.


                                     - and -


                         BANKERS TRUSTEE COMPANY LIMITED



                     ---------------------------------------

                          FIRST SUPPLEMENTAL TRUST DEED

                          modifying the provisions of a
                         Trust Deed dated 1st May, 1998
                                  relating to a
                               U.S.$2,000,000,000
                            (now U.S.$4,000,000,000)
                         Euro Medium Term Note Programme
                     ---------------------------------------








                       For Bankers Trustee Company Limited
                               as to English law:

                                  ALLEN & OVERY
                                 One New Change
                                 London EC4M 9QQ

                                 CONFORMED COPY


                            DATED 16TH DECEMBER, 1998



                          COUNTRYWIDE HOME LOANS, INC.


                                     - and -


                       COUNTRYWIDE CREDIT INDUSTRIES, INC.


                                     - and -


                         BANKERS TRUSTEE COMPANY LIMITED



                     ---------------------------------------

                          FIRST SUPPLEMENTAL TRUST DEED

                          modifying the provisions of a
                         Trust Deed dated 1st May, 1998
                                  relating to a
                               U.S.$2,000,000,000
                            (now U.S.$4,000,000,000)
                         Euro Medium Term Note Programme
                     ---------------------------------------








             For Bankers Trustee Company Limited as to English law:

                                  ALLEN & OVERY
                                 One New Change
                                 London EC4M 9QQ